UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2006

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 4 AND ITEMS 6 THROUGH 9 NOT APPLICABLE

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

a) through d) Not Applicable

e) Restricted Stock Awards to the Named Executive Officers

          Pursuant to the terms of the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation (the “Plan”), which was approved by the shareholders of Astoria Financial Corporation (the “Company”) at its Annual Meeting of Shareholders on May 18, 2005, the Compensation Committee of the Board of Directors of the Company on December 20, 2006 awarded the following shares of restricted stock to the named executive officers of the Company, among others, as follows:

Name	Title	Restricted Stock Awarded (1)

George L. Engelke, Jr.	Chairman, President and Chief Executive Officer	42,800 Shares

Monte N. Redman	Executive Vice President and Chief Financial Officer	30,300 Shares

Gerard C. Keegan	Vice Chairman and Chief Administrative Officer	22,800 Shares

Arnold K. Greenberg	Executive Vice President	16,600 Shares

Alan P. Eggleston	Executive Vice President, Secretary and General Counsel	19,600 Shares

(1)	Restricted Stock Awarded consisted of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

          The Compensation Committee did not grant stock options pursuant to the Plan at this time.

          The restricted stock will vest and be distributed effective January 9, 2012 or earlier upon the death or disability of the named executive, on a change of control or, pursuant to the terms of the named executive’s respective employment agreement with the Company, upon the termination of his employment by the Company prior to the end of the term of his employment agreement without cause or by the named executive for good cause, as defined therein.

Restricted stock awards also vest, except in the case of Mr. Engelke, upon retirement, the recipient having reached normal retirement age. The restricted stock awarded to Mr. Engelke will not vest upon his retirement having reached normal retirement age, which is 65 years of age. Mr. Engelke is currently 68 years of age. The restricted stock awarded to Mr. Engelke will, in lieu thereof, vest upon his retirement upon his having reached the mandatory retirement age for executive officers, which is 70 years of age. Mr. Greenberg is currently 66 years of age. Mr. Keegan will reach 65 years of age on August 28, 2011.

          In cases other than the accelerated vesting noted above, the restricted stock award would be forfeited upon termination of employment prior to the vesting date. Prior to the vesting date and forfeiture, if any, of such award, the recipient of the award will be eligible to exercise voting rights with respect to such shares and receive cash dividends, if any, declared and paid by the Company with respect to its Common Stock.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham

Peter J. Cunningham
First Vice President and Director of Investor Relations

Dated:  December 21, 2006